SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒ Definitive Proxy Statement
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U.S. XPRESS ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at 10:00 a.m., Eastern Daylight Time, May 7, 2003, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421. The matters to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date, and mail the enclosed proxy card promptly in the accompanying postage-prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

Sincerely,

Patrick E. Quinn
Co-Chairman of the Board of Directors

Max L. Fuller
Co-Chairman of the Board of Directors

PROXY STATEMENT
NOMINEES FOR DIRECTORSHIPS
SUMMARY COMPENSATION TABLE
NEW PLAN BENEFITS
ANNEX A
ANNEX B

4080 Jenkins Road
Chattanooga, Tennessee 37421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2003

April 9, 2003

To the Stockholders of U.S. Xpress Enterprises, Inc.:

The Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Daylight Time, May 7, 2003, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421, for the following purposes:

1.	Election of seven (7) Directors for the coming year;

2.	Ratification of the appointment of Ernst & Young LLP as independent public accountants for 2003;

3.	Approval of the 2003 Employee Stock Purchase Plan;

4.	Approval of the 2003 Non-Employee Directors Stock Award and Option Plan; and

5.	Transaction of such other business that may properly come before the Annual Meeting of Stockholders or any adjournment(s) thereof.

The close of business on April 1, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

Whether or not you plan to attend the meeting, please mark, date, and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,

Max L. Fuller
Co-Chairman of the Board and Secretary

4080 Jenkins Road
Chattanooga, Tennessee 37421

PROXY STATEMENT

This proxy statement is being mailed to stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), on or about April 9, 2003, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 10:00 a.m., Eastern Daylight Time, May 7, 2003, at the Company’s Corporate Offices at 4080 Jenkins Road, Chattanooga, Tennessee 37421.

SOLICITATION OF PROXIES

The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company’s shares. In addition to soliciting proxies through the mail, proxies also may be solicited by officers and employees of the Company by telephone or otherwise.

Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”), and Class B Common Stock, $.01 par value (the “Class B Common Stock”), is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned and each stockholder of Class B Common Stock will be entitled to two votes for each share of Class B Common Stock owned of record at the close of business on April 1, 2003. The Class A Common Stock and Class B Common Stock vote together as a single class. The affirmative vote of a plurality of the total votes cast by stockholders represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees. The affirmative vote of a majority of the stockholders entitled to vote and represented in person or by Proxy at the Annual Meeting is required to ratify the appointment of the Company’s independent public accountants, to approve the 2003 Employee Stock Purchase Plan, and to approve the 2003 Non-Employee Directors Stock Award and Option Plan.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy. Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the ratification of the appointment of the Company’s independent public accountants, approval of the 2003 Employee Stock Purchase Plan, and approval of the 2003 Non-Employee Directors Stock Award and Option Plan.

Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy, if they deem it advisable, also may vote such proxy to adjourn the Annual Meeting from time to time.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On April 1, 2003, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 10,904,443 shares of Class A Common Stock and 3,040,262 shares of Class B Common Stock. The following table sets forth information regarding beneficial ownership of the Company’s Class A and Class B Common Stock as of April 1, 2003, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of either class of common stock, (ii) each director and nominee, (iii) the Co-Chairmen of the Board and the three (3) other most highly compensated executive officers who earned in excess of $100,000 during 2002 and who were serving as executive officers of the Company at year end, (iv) Cort J. Dondero, the Company’s Executive Vice President and Chief Operating Officer until his resignation in October 2002, and (v) all directors and executive officers as a group:

	Amount and Nature of
	Beneficial Ownership(1)

Name of Beneficial Owner	Class A		Class B	Percent(2)(3)

Patrick E. Quinn(4)	2,315,855	(5)	1,520,131	27.5
Max L. Fuller(4)	2,640,992	(6)	1,520,131	29.8
Capital Group International, Inc.(7)	734,260		—	5.3
Dimensional Fund Advisors, Inc.(8)	724,922		—	5.2
Cort J. Dondero	0		—	*
Ray M. Harlin	134,326		—	*
John W. Murrey, III	—		—	—
A. Alexander Taylor, II	20,168		—	*
Robert J. Sudderth, Jr.	12,694		—	*
James E. Hall	1,200		—	*
E. William Lusk, Jr.	114,960		—	*
Jeffrey S. Wardeberg	22,366		—	*
All Executive Officers, Directors and Nominees as a Group (9 persons)	5,262,561		3,040,262	58.6

*	Less than 1% of the Class A and Class B Common Stock.

(1)	Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted. Share amounts include shares of Class A Common Stock issuable pursuant to stock options that are exercisable within 60 days of April 1, 2003 held by the following individuals: Mr. Fuller — 6,000 shares, Mr. Hall — 1,200 shares, Mr. Harlin — 100,350 shares, Mr. Lusk — 78,071 shares, Mr. Quinn — 6,000 shares, Mr. Sudderth — 4,800 shares, Mr. Taylor — 8,400 shares, and Mr. Wardeberg — 20,550 shares. Share amounts include shares of Class A Common Stock held in the 401(k) plan accounts of the following individuals: Mr. Fuller — 7,058 shares and Mr. Harlin — 4,869 shares.

(2)	Percentage reflects the aggregate number of shares of both Class A and Class B Common Stock.

(3)	For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options held by such beneficial owner are deemed to be outstanding. Such option shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(4)	The principal business address for Messrs. Quinn and Fuller is 4080 Jenkins Road, Chattanooga, Tennessee 37421.

(5)	Does not include 400,000 shares of Class A Common Stock held by the Quinn Family Partnership, as to which shares Mr. Quinn disclaims beneficial ownership.

(6)	Does not include 444,916 shares of Class A Common Stock held by the Fuller Family Partnership, as to which shares Mr. Fuller disclaims beneficial ownership.

(7)	The principal business address of Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, CA 90025. Capital Group International, Inc. reports that Capital Guardian Trust Company, a bank for which it is the parent holding company, has sole investment power over all of such shares and sole voting power with respect to 613,260 of such shares. The reported information is based upon the Schedule 13G/A filed by Capital Group International, Inc. with the Securities and Exchange Commission on February 11, 2003.

(8)	The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional Fund Advisors, Inc. reports that it has sole voting and investment power with respect to all such shares. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, Inc. on February 10, 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of seven (7) members. All directors are elected for one-year terms by the Company’s stockholders and hold office until their successors are elected and duly qualified. Current director A. Alexander Taylor, II, is not standing for election for 2003. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board’s discretion.

If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

NOMINEES FOR DIRECTORSHIPS

Patrick E. Quinn, 56, has served as Co-Chairman of the Board of the Company since 1994 and President and director of the Company since its formation in 1989. Mr. Quinn has served as an officer and director of U.S. Xpress, Inc. since 1985.
Max L. Fuller, 50, has served as Co-Chairman of the Board of the Company since 1994 and Vice President, Secretary and director of the Company since its formation in 1989. Mr. Fuller is a director of SunTrust Bank, Chattanooga, N.A. Mr. Fuller has served as an officer and director of U.S. Xpress, Inc. since 1985.
Ray M. Harlin, 53, has served as Executive Vice President – Finance and Chief Financial Officer of the Company since 1997. Previously, Mr. Harlin served for 25 years in auditing and managerial positions and as a partner with Arthur Andersen LLP. Mr. Harlin has been a director of the Company since 1997.
Robert J. Sudderth, Jr., 60, served as Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A. from 1989 until his retirement in 2003. Mr. Sudderth also is a director of SunTrust Service Corporation and The Dixie Group, Inc., a floorcovering company. Mr. Sudderth has been a director of the Company since 1998.
James E. Hall, 61, is a principal in Hall & Associates, LLC, a government relations, transportation, safety, and security consulting firm. Mr. Hall is also “of counsel” to the law firm of Farmer and Luna in Nashville, Tennessee. Mr. Hall served as a partner of the law firm of Dillon, Hall & Lungershausen from 2001 through 2002. Previously, Mr. Hall was a member of the National Transportation Safety Board from 1993 to 2001, serving as chairman of the Board from 1994 to 2001. In 1996, Mr. Hall was appointed to the White House Commission on Aviation Safety and Security. Mr. Hall has been a director of the Company since 2001.
Jeffrey S. Wardeberg, 40, has served as Executive Vice President of Operations for the Company since November 2002. He has been employed by the Company for nine years, holding the titles of Regional Sales Vice President, Director of Marketing, Vice President of Sales, and Executive Vice President of Sales and Marketing.
John W. Murrey, III, 60, served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of The Dixie Group, Inc., in Chattanooga, Tennessee since 1996, and has been a director of Coca-Cola Bottling Co. Consolidated, in Charlotte, North Carolina, since 1993.

DIRECTORS’ MEETINGS

The Board of Directors held four (4) meetings during the year ended December 31, 2002.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee and a Compensation Committee. The functions of the Audit Committee are to meet with the independent public accountants of the Company; to review and report upon various matters affecting the independence of the auditors (see the Audit Committee Report herein); to review the audit plan for the Company; to review the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants; to recommend whether the auditors should be continued as auditors of the Company and, if other auditors are to be selected, to recommend the auditors to be selected. The Audit Committee is also to review with the auditors for the Company the adequacy of the Company’s internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors. Messrs. Sudderth, Taylor and Hall served as the members of the Audit Committee, with Mr. Taylor serving as Chairman, during 2002. All of the members of the Audit Committee are “independent directors” as that term is defined by Rule 4200 of the National Association of Securities Dealers, Inc. (“NASD”).

The functions of the Compensation Committee are to recommend to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; to recommend bonuses, stock options and other forms of additional compensation for them; to establish and review policies regarding management perquisites and to perform such other duties as shall be delegated to the Compensation Committee by the Board of Directors. Messrs. Sudderth, Taylor and Hall served as the members of the Compensation Committee, with Mr. Sudderth serving as Chairman, during 2002.

The Audit Committee met a total of five (5) times and the Compensation Committee met one (1) time during the year ended December 31, 2002.

DIRECTOR COMPENSATION

Directors who receive no other compensation from the Company receive a $12,500 annual retainer, $1,500 for each Board meeting attended, $1,500 for each committee meeting that is not held in conjunction with a Board of Directors meeting, and $500 for each telephonic meeting of the Board of Directors (or separate telephonic committee meeting). In accordance with the terms of the 1995 Non-Employee Directors Stock Award and Option Plan, with the exception of Mr. Hall, each of the current non-employee directors currently has elected to receive shares of the Company’s Class A Common Stock in lieu of cash compensation for his service on the Board. In addition, each non-employee director is granted options to purchase 1,200 shares of Class A Common Stock on the date he is elected or re-elected. Options are assigned an exercise price equal to the fair market value of the Company’s Class A Common Stock as of the grant date and vest over a three-year period.

CERTAIN TRANSACTIONS

The information set forth herein briefly describes certain transactions between the Company and certain affiliated parties. The Company believes that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Messrs. Quinn and Fuller, together with the Quinn Family Partnership and the Fuller Family Partnership, own approximately 45% of Transcommunications, Inc. (“Transcom”). Beginning in 1999, the Company began utilizing Transcom for over-the-road fuel purchases. The Company paid Transcom a fee of $252,692 for these services in 2002. Transcom also operates a debit card system through which long distance phone calls and Internet e-mail access can be debited to the customer’s account. The Company purchases 30 minutes per month of telephone time per tractor for its drivers through Transcom, in lieu of reimbursing drivers for telephone expenses. Total payments by the Company to Transcom in the year ended December 31, 2002 for such debit card services and other telecommunications services were $682,730.

Four terminals used by the Company during 2002 are owned by Q&F Realty, LLC, of which Messrs. Quinn and Fuller own 100% of the membership interests. These terminals are leased to the Company at, in management’s opinion, fair market rent. In the aggregate, rental payments to these entities from the Company and its subsidiaries in the year ended December 31, 2002 were $926,572.

Substantially all of Messrs. Quinn and Fuller’s business time is spent on the Company’s business and affairs. In the case of each of the other companies in which Messrs. Quinn and Fuller own an interest, that company has other active, full-time management personnel who operate that company’s business.

The Company maintains a banking relationship with SunTrust Bank, Chattanooga, N.A. Robert J. Sudderth, Jr., a director of the Company, was Chairman and Chief Executive Officer of such bank until his retirement in 2003.

Lisa M. Pate, the daughter of Mr. Quinn, is employed by the Company as Vice President and General Counsel.

Brian Quinn, the son of Mr. Quinn, is employed by the Company as Vice President-Marketing Analysis and Sales Administration.

William E. Fuller, the son of Mr. Fuller, is employed as Operations Manager by the Company.

Stephen C. Fuller, the son of Mr. Fuller, is employed as Vice President General Manager of Xpress Direct, an operating unit of a wholly-owned subsidiary of the Company.

COMPLIANCE WITH REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2002, its executive officers, directors, and owners of more than 10% of the Company’s Common Stock complied with all such applicable filing requirements, except for a Form 3 Initial Statement of Beneficial Ownership of Securities inadvertently filed late by Jeffrey S. Wardeberg and a Form 5 Annual Statements of Beneficial Ownership of Securities inadvertently filed late by Cort J. Dondero and E. William Lusk, Jr.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning compensation paid or accrued to the Co-Chairmen of the Board, the three other most highly compensated executive officers of the Company, and Cort J. Dondero, the Company’s Executive Vice President and Chief Operating Officer until his resignation in October 2002, for the twelve months ended December 31, 2002, the twelve months ended December 31, 2001, and the twelve months ended December 31, 2000.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation

	Annual
	Compensation			Awards		Payouts

					Securities
				Restricted	Underlying
				Stock	Options/	LTIP	All Other
Name and	Period	Salary	Bonus	Awards	SARs	Payouts	Compensation
Principal Position	Ending	($)	($)(1)	($)(2)	(#)	($)	($)(3)

Patrick E. Quinn	12/31/02	500,000	—	—	30,000	—	8,576
Co-Chairman, President	12/31/01	500,000	—	—	—	—	7,310
And Treasurer	12/31/00	500,000	—	—	—	—	4,802
Max L. Fuller	12/31/02	500,000	—	—	30,000	—	13,067
Co-Chairman, Vice	12/31/01	500,000	—	—	—	—	9,068
President	12/31/00	500,000	—	—	—	—	3,403
And Secretary
Ray M. Harlin	12/31/02	260,000	—	—	18,000	—	5,500
Executive Vice President —	12/31/01	260,000	—	—	—	—	5,250
Finance and Chief	12/31/00	247,500	—	80,625	75,000	—	5,250
Financial Officer
Cort J. Dondero(4)	12/31/02	281,250	—	—	18,000	—	61,250 (5)
Executive Vice President —	12/31/01	334,721	50,000	—	—	—	5,250
And Chief Operating	12/31/00	162,500	—	403,125	100,000	—	—
Officer
E. William Lusk, Jr.	12/31/02	210,000	—	—	9,000	—	5,500
President — Xpress Global	12/31/01	214,038	—	—	—	—	5,170
Systems, Inc.	12/31/00	210,000	—	—	15,000	—	4,960
Jeffrey S. Wardeberg	12/31/02	170,000	—	—	9,000	—	4,265
Executive Vice President —	12/31/01	169,038	—	—	7,500	—	5,250
Operations	12/31/00	142,692	—	—	10,000	—	4,337

(1)	Pursuant to Mr. Dondero’s employment agreement with the Company, Mr. Dondero was paid a bonus of $50,000 in the twelve-month period ended 12/31/01.

(2)	Mr. Harlin was granted 10,000 shares of restricted Class A Common Stock and Mr. Dondero was granted 50,000 shares of restricted Class A Common Stock on July 1, 2000. The restrictions on one-fifth of these shares lapse at each of the first, second, third, fourth and fifth anniversary dates of issuance. All restricted shares are entitled to voting rights and to receive dividends, if any, as and when declared. Using the closing price of the Company’s Common Stock as reported on the Nasdaq National Market at December 31, 2002, the value of the restricted shares held by Mr. Harlin at December 31, 2002 for which the restrictions had not lapsed was $52,560. Mr. Dondero did not hold any restricted shares at December 31, 2002.

(3)	Amounts in the twelve-month period ended 12/31/02 represent the Company’s contributions to the 401(k) Plan of $2,500, $4,327, $5,500, $4,265, and $5,170 for each of Messrs. Quinn, Fuller, Harlin, Wardeberg, and Lusk, respectively, and life insurance premiums of $6,076 and $8,740 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/01 represent the Company’s contributions to the 401(k) Plan of $2,500, $2,500, $5,250, $5,250, $5,250 and $5,170 for each of Messrs. Quinn, Fuller, Harlin, Dondero, Wardeberg and Lusk, respectively, and life insurance premiums of $4,810 and $6,568 paid by the Company for Messrs. Quinn and Fuller, respectively. Amounts in the twelve-month period ended 12/31/00 represent the Company’s contributions to the 401(k) Plan of $2,500, $2,500, $5,250, $4,337 and $4,960 for each of Messrs. Quinn, Fuller, Harlin, Wardeberg and Lusk, respectively, and life insurance premiums of $2,302 and $903 paid by the Company for Messrs. Quinn and Fuller, respectively.

(4)	Mr. Dondero was appointed Executive Vice President and Chief Operating Officer effective July 1, 2000.
(5)	Represents money paid to Mr. Dondero pursuant to his employment agreement following his resignation on October 31, 2002.

OPTION/SAR GRANTS

The following table sets forth information with respect to the named executives concerning options granted during fiscal 2002:

Options/SAR Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable Value
		Percent of			of Assumed Annual Rates
	Number of	Total Options			of Stock Price
	Securities	Granted to			Appreciation
	Underlying	Employees	Exercise or		for Option Term (a)
	Options Granted	in Fiscal	Base Price	Expiration
Name	(#)	Year	($/Share)	Date	5%($)	10%($)

Patrick E. Quinn	30,000	11.8%	11.50	5/15/2012	216,900.00	549,900.00
Max L. Fuller	30,000	11.8%	11.50	5/15/2012	216,900.00	549,900.00
Cort J. Dondero	18,000	7.1%	11.50	5/15/2012	130,140.00	130,140.00
Ray M. Harlin	18,000	7.1%	11.50	5/15/2012	130,140.00	130,140.00
E. William Lusk, Jr.	9,000	3.5%	11.50	5/15/2012	65,070.00	164,970.00
Jeffrey S. Wardeberg	9,000	3.5%	11.50	5/15/2012	65,070.00	164,970.00

(a)	The assumed annual rates of appreciation of five and ten percent on the market price of the Company’s Class A Common Stock at the date the options were granted would result in the Company’s Common Stock price per share increasing as follows, during the option term:

	Annual Rate of Stock
	Appreciation for
	Option Term

	Five Percent	Ten Percent

Options issued at $11.50 exercise price	$18.73	$29.83

(b)	The Company did not grant any stock appreciation rights (“SAR’s”) during fiscal 2002.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named executives concerning the exercise of options during the twelve months ended December 31, 2002 and unexercised options held as of December 31, 2002:

Aggregated Exercises In Last Year And 2002 Year-End Option Values

	Shares		Number of Securities	Value of Unexercised
	Acquired	Value	Underlying Unexercised Options	In-the-Money Options
	on Exercise	Realized	At 12/31/02(#)	at 12/31/02($)(1)
	(#)	($)	Exercisable / Unexercisable	Exercisable / Unexercisable

Patrick E. Quinn	—	—	0 / 30,000	0 / 0
Max L. Fuller	—	—	0 / 30,000	0 / 0
Cort J. Dondero	—	—	40,000 / 78,000	27,900 / 41,850
Ray M. Harlin	—	—	90,500 / 60,500	42,200 / 49,175
E. William Lusk, Jr.	—	—	72,521 / 16,500	185,365 / 16,950
Jeffrey S. Wardeberg	—	—	14,375 / 19,625	14,834 / 21,903

(1)	The value of unexercised in-the-money options was computed using the closing price of the Company’s Common Stock of $8.76 as reported on the Nasdaq National Market at December 31, 2002.

SALARY CONTINUATION AGREEMENT

Messrs. Quinn and Fuller have each entered into an agreement with the Company pursuant to which the Company is obligated, in the event of either of their deaths, to continue paying 50% of their current salary for a period of six months and, in the event of either of their disabilities, to continue paying their current salary in full for a period of twelve months and 50% of their current salary for an additional twelve months thereafter. The agreements also provide that Messrs. Quinn and Fuller will receive payments on account of personal guarantees of Company indebtedness if either of them or their estates personally guarantee any Company indebtedness.

EMPLOYMENT AGREEMENT

Cort J. Dondero was employed as the Company’s Executive Vice President and Chief Operating Officer pursuant to the terms of an employment agreement from July 1, 2000 until his resignation on October 31, 2002. Pursuant to the agreement, Mr. Dondero received an annual base salary of $325,000 and annual allowances for automobile expenses, certain club dues and the purchase of life and disability insurance. In addition, Mr. Dondero had the opportunity to earn an annual performance bonus and was entitled to participate in the Company’s group health and other benefit plans on the same basis as other employees. Pursuant to the terms of the agreement, Mr. Dondero will receive 100% of his base salary until October 31, 2003. In connection with Mr. Dondero’s initial employment, the agreement provided for the grant of 50,000 shares of restricted Class A Common Stock and an option to purchase 100,000 shares of Class A Common Stock at $8.0625 per share (the market price on the date of grant), with vesting over five years, under the Company’s 1993 Incentive Stock Plan. In accordance with the terms of the restricted stock award, the Company elected to repurchase 30,000 shares of the restricted Class A Common Stock from Mr. Dondero on October 31, 2002. Under the terms of the agreement, Mr. Dondero has agreed not to compete with the Company for a period of 12 months following any termination of his employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for establishing and recommending to the Board of Directors the Company’s general compensation policies. The Compensation Committee also administers the Company’s incentive stock plans and Xpre$$avings 401(k) Plan. During 2002, the Compensation Committee was composed of three members, each of whom is an independent, non-employee director. The Compensation Committee seeks to provide fixed and incentive compensation of the Company’s executive officers that reflects each individual’s performance and the Company’s overall performance. Fixed compensation is designed to attract, motivate and retain executives committed to maximizing return to stockholders and be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to provide rewards that are closely linked to the Company’s and individual’s performance and to align the interests of the Company’s employees with those of its stockholders. Incentive compensation is provided through the Company’s incentive compensation plan, incentive stock plans, employee stock purchase plan and through existing stock options held by certain executive officers.

During the twelve months ended December 31, 2002, the fixed compensation levels of the Co-Chairmen were reviewed by the Committee, and no increase was recommended. The Committee seeks to maintain strong incentives for the Co-Chairmen to maximize financial performance. As holders of approximately 57.3% of the Company’s common stock, Messrs. Quinn and Fuller have substantial incentives to maximize value to stockholders of the Company.

Submitted by the Compensation Committee of the Company’s Board of Directors,

Robert J. Sudderth, Jr., Chairman

A. Alexander Taylor, II, Member
James E. Hall, Member

Compensation Committee Interlocks and Insider Participation

Mr. Fuller, Co-Chairman of the Board and Vice President of the Company, is a director of SunTrust Bank, Chattanooga, N.A. Robert J. Sudderth, Jr., a director of the Company, was Chairman and Chief Executive Officer of SunTrust Bank, Chattanooga, N.A., until his retirement in 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

During 2002, the Audit Committee of the Board of Directors was composed of three members, each of whom is an independent, non-employee director. The Audit Committee operates under a Written Charter adopted by the Board of Directors. While the Committee has the responsibilities and powers set forth in its Written Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. These functions are conducted by the Company’s management and its independent accountants. The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002 (“Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61 (“SAS 61”).

The Committee also has received the written report, disclosure and the letter from Ernst & Young, LLP required by Independence Standards Board (“ISB”) Statement No. 1, and we have reviewed, evaluated, and discussed with Ernst & Young, LLP, its written report and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report for the year ended December 31, 2002 on Form 10-K, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors,

A. Alexander Taylor, II, Chairman

Robert J. Sudderth, Jr., Member
James E. Hall, Member

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns to stockholders of the Company, assuming reinvestment of dividends, for the period commencing on December 31, 1997, including the last trading day of each succeeding quarter, and ending on the last trading day of 2002, with the return from: (i) the NASDAQ U.S. Index and (ii) an Index for NASDAQ stocks in the Trucking and Transportation Standard Industrial Classification.

Cumulative Value of $100

Based on 5 Year Quarterly Compounded Returns

			NASDAQ
	US XPRESS	NASDAQ US	TRANSPORTATION

12/30/1997	$100.00	$100.00	$100.00
3/30/1998	$93.79	$117.04	$113.38
6/30/1998	$75.71	$120.26	$106.74
9/30/1998	$55.36	$108.51	$77.45
12/30/1998	$67.79	$141.01	$90.37
3/30/1999	$52.54	$158.14	$89.24
6/30/1999	$48.31	$172.99	$107.90
9/30/1999	$26.27	$177.30	$87.46
12/30/1999	$33.33	$262.06	$86.12
3/30/2000	$39.83	$294.19	$99.04
6/30/2000	$36.44	$255.80	$82.26
9/30/2000	$28.53	$235.39	$75.60
12/30/2000	$25.14	$157.62	$78.28
3/30/2001	$27.68	$117.66	$75.97
6/30/2001	$31.86	$138.67	$92.30
9/30/2001	$24.63	$96.21	$71.48
12/30/2001	$40.94	$125.08	$92.58
3/30/2002	$54.67	$118.38	$105.31
6/30/2002	$59.24	$93.95	$103.68
9/30/2002	$44.19	$75.25	$81.57
12/31/2002	$39.58	$85.84	$94.20

PROPOSAL 2:     RATIFICATION OF APPOINTMENT OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to serve as the Company’s auditors for the year ending December 31, 2003. Although stockholder ratification is not required by the Company’s articles of incorporation or by-laws, or under applicable law, the Board of Directors requests stockholder ratification.

A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if he desires, and to respond to appropriate questions.

On May 17, 2002, the Board of Directors, upon recommendation of its Audit Committee, made a determination not to engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Ernst & Young LLP to serve as the Company’s independent public accountants for the fiscal year 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and December 31, 2000 and the interim period between December 31, 2001 and May 17, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such periods. Additionally, during such periods there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to the Company’s Current Report on Form 8-K dated May 23, 2002, is a copy of Arthur Andersen’s letter, dated May 17, 2002, stating its agreement with such statements.

During the fiscal years ended December 31, 2001 and December 31, 2000 and through May 23, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2002 were $146,200.

Financial Information Systems Design and Implementation Fees

The Company’s principal accountant did not perform any financial information systems design and implementation services for the Company for fiscal year 2002.

All Other Fees

The aggregate fees billed for all other non-audit services rendered to the Company by its principal accountant for fiscal year 2002 were $77,050.

The Audit Committee has determined that the provision of all non-audit services rendered to the Company by its principal accountant is compatible with maintaining such principal accountant’s independence.

PROPOSAL 3:     APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has, subject to stockholder approval, adopted the 2003 Employee Stock Purchase Plan (the “Stock Purchase Plan”) attached hereto as ANNEX A. The Board of Directors believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company.

A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE PLAN. Unless otherwise directed therein, the proxies solicited hereby will be voted in favor of approval and adoption of the Stock Purchase Plan.

STOCK PURCHASE PLAN

The Stock Purchase Plan has been approved by the Company’s Board of Directors to be effective upon approval by the Company’s stockholders. The following description of the terms of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the plan attached as ANNEX A to this Proxy Statement.

The Stock Purchase Plan permits eligible employees of the Company and its subsidiaries to purchase shares of Class A Common Stock from the Company by electing to have the Company deduct a specific dollar amount per month from their compensation. The minimum employee payroll deduction is $20.00 per month and the maximum is 10% of the employee’s compensation. Elections to participate in the Stock Purchase Plan are made for specified periods referred to as “Option Periods.” The first Option Period will commence on July 1, 2003 and will end on December 31, 2003 if the Stock Purchase Plan is approved by the Company’s stockholders. Each Option Period following stockholder approval will extend for a period of six months, commencing either July 1 or January 1 of each year. At the end of each Option Period, the Company will apply the amount deducted from each employee’s compensation to the purchase of shares of Class A Common Stock to be issued to the employee. The purchase price for such shares will be the lower of: (i) 85% of the closing market price on the first trading day of the Option Period or (ii) 85% of the closing market price on the last trading day of the Option Period.

No employee may purchase more than 1,250 shares per Option Period or shares of Class A Common Stock having a market value of more than $25,000 per calendar year (measured as of the first trading day of the Option Period in which the shares are purchased).

An employee may elect to participate twice each year in the Stock Purchase Plan and must so elect prior to the beginning of an Option Period. An employee may also at any time elect to withdraw from the Stock Purchase Plan and have the employee’s contribution returned to him or her, or to terminate his or her participation for the remainder of an Option Period. Executive officers who withdraw from the Stock Purchase Plan or terminate their participation for any Option Period are not eligible to participate until the next Option Period commencing at least six months after such withdrawal or termination.

If a participant’s employment with the Company or any of its subsidiaries is terminated for any reason other than death, disability or retirement, the amount of the participant’s contributions to the Stock Purchase Plan for the then-current Option Period will be returned to the participant and the participant will no longer be entitled to participate in the Stock Purchase Plan. If the participant dies, becomes disabled or retires, the participant or his or her legal representative may elect either to withdraw all contributions of such participant to the Stock Purchase Plan for the then current Option period, or to have such contributions applied to the purchase of stock (i) in the case of the participant’s death, at the end of such Option Period, or (ii) in the case of the participant’s retirement or disability, at the earlier of the end of such Option Period or three months following the date of such event.

All employees of the Company and its subsidiaries (including executive officers of the Company) who have been employed by the Company or its subsidiaries for at least 20 hours per week for at least one year prior to the commencement of an Option Period, and whose customary employment is for more than five months per calendar year, are eligible to participate in the Stock Purchase Plan for such period. Directors of the Company who are not also employees of the Company and holders who are deemed to own five percent or more of the total voting power or value of the stock of the Company are not permitted to participate in the Stock Purchase Plan. The Company and its subsidiaries have approximately 5,372 employees who are currently eligible to participate in the Stock Purchase Plan. All of the officers in the Summary Compensation Table, other than Messrs. Fuller and Quinn, are eligible to participate in the Stock Purchase Plan.

Rights under the Stock Purchase Plan are not transferable by the participant except by will or the laws of descent and distribution and are exercisable during the participant’s lifetime only by the participant. Generally, shares of Common Stock acquired under the Stock Purchase Plan may not be sold for a period of one year following the date of purchase.

The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to the Code, participants generally would not recognize income for federal tax purposes in the amount of the initial discount when shares are purchased. If the recipient of shares under the Stock Purchase Plan disposes of the shares before the end of certain holding periods (essentially the later of one year after the last day of the Option Period or two years after the first day of the Option Period), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between the market value of Class A Common Stock on the last day of the Option Period and his or her purchase price. Any additional gain or loss recognized on the disposition of the stock will be short-term or long-term capital gain or loss depending on the length of time the recipient has held the stock after the purchase. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize ordinary income in the year of disposition equal to the lesser of (a) 15% of the market value of Class A Common Stock on the first day of the Option Period or (b) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the last day of the Option Period. Any additional gain or loss recognized on the disposition of the stock will be long-term capital gain or loss. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to participants, but may be entitled to a deduction equal to the amount of ordinary income recognized by the participant if a participant disposes of stock received under the Stock Purchase Plan prior to the expiration of the holding periods.

The Board of Directors may amend or terminate the Stock Purchase Plan except as provided below. Without the approval of the stockholders of the Company, the Stock Purchase Plan may not be amended to: (i) increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company), (ii) extend the duration of the Stock Purchase Plan, (iii) materially increase the benefits accruing to executive officers, (iv) reduce the purchase price of the shares or (v) change the requirements for eligibility for participation in the Stock Purchase Plan. No amendment of the Stock Purchase Plan by the Board of Directors may adversely affect any rights previously granted under the Stock Purchase Plan without the consent of the holder thereof. The Stock Purchase Plan will terminate on the earlier of: (i) the date on which no shares of Class A Common Stock remain reserved for issuance under the Stock Purchase Plan (subject to a pro-rata allocation of any shares remaining available during the final Option Period), or (ii) the termination of the Stock Purchase Plan by the Board of Directors (subject to provisions that allow for either a special Exercise Date or cash refunds equal to 115% of participants’ contributions during the final Option Period).

The Company has reserved 500,000 shares of Class A Common Stock for issuance under the Stock Purchase Plan. Shares of Class A Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares (whether acquired in the open market or otherwise) or both. The number of shares authorized for issuance under the Stock Purchase Plan will be appropriately adjusted in the event of certain changes in the capital structure of the Company. The closing sales price per share of Class A Common Stock on the Nasdaq National Market on April 1, 2003 was $7.69.

PROPOSAL 4:     APPROVAL OF THE COMPANY’S 2003 NON-EMPLOYEE DIRECTORS STOCK AWARD AND OPTION PLAN

INTRODUCTION

The Board of Directors has adopted and recommended for approval by the stockholders the 2003 Non-Employee Directors Stock Award and Option Plan (the “Directors Stock Plan”), to supplement a similar plan adopted in 1995, and to be effective as of the time of stockholder approval of the Plan. The purposes of the Directors Stock Plan are to encourage the ownership of Class A Common Stock by non-employee directors, thereby aligning such directors’ interests more closely with the interests of stockholders of the Company, and to assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company.

OVERVIEW OF THE DIRECTORS STOCK PLAN

Under the Directors Stock Plan, each current and future non-employee director will receive an option to purchase 1,200 shares of Class A Common Stock upon election to the Board of Directors. In addition, at the election of the non-employee directors, all cash fees paid to non-employee directors for the annual retainer, attendance at Board of Directors meetings and attendance at each committee meeting attended by such director when not held in conjunction with a Board of

Directors meeting will be made to each non-employee director in the form of Class A Common Stock in lieu of cash, subject to certain restrictions.

The Board believes that the Directors Stock Plan will directly enhance the recruitment and retention of highly qualified non-employee directors and strengthen the commonality of interest between directors and stockholders. The affirmative vote of a majority of the outstanding shares of the Company’s Class A and Class B Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Directors Stock Plan.

SUMMARY OF THE DIRECTORS STOCK PLAN

The following summary of the material terms of the Directors Stock Plan is qualified in its entirety by reference to the Directors Stock Plan attached as Annex B.

General Description. The Directors Stock Plan authorizes the grant of options to acquire shares of Class A Common Stock to directors of the Company who are neither employees nor retired employees of the Company or any subsidiary of the Company. In addition, the Directors Stock Plan provides that at the election of the non-employee directors all cash fees for the annual retainer, attendance at Board of Directors meetings and fees for attendance at committee meetings not held in conjunction with a Board of Directors meeting will be made to each non-employee director in the form of Class A Common Stock in lieu of cash. The number of shares of Class A Common Stock which may be made the subject of options under the Directors Stock Plan or issued in lieu of cash for directors’ fees during the term of the Directors Stock Plan may not exceed 50,000. Such shares may be previously issued and outstanding shares of Class A Common Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares, or may consist partly of each. The Directors Stock Plan will be in effect until such time as no Class A Common Stock remains available for issuance under the Directors Stock Plan and until the Company has no further rights or obligations under the Directors Stock Plan.

Administration; Eligibility. The Directors Stock Plan will be administered by the Board of Directors. However, the Board will not take any action with respect to the Directors Stock Plan unless such action is approved by a majority of the directors who are not then eligible to participate in the Directors Stock Plan (that is, employee or retired employee directors). Each director of the Company who is not an employee or retired employee of the Company or any subsidiary of the Company on any date on which an option or Class A Common Stock is granted under the Directors Stock Plan, will be eligible to receive options or Class A Common Stock under the Directors Stock Plan.

Shares Subject to Option. The Directors Stock Plan provides that an option to purchase 1,200 shares of Class A Common Stock will be granted each year to each non-employee director who is elected or re-elected to the Board. The option will be granted on the date on which a non-employee director is elected or re-elected to the Board.

Option Price. The exercise price for options granted under the Directors Stock Plan will be equal to the fair market value of the Class A Common Stock. Under the Directors Stock plan, fair market value means the closing sales price on the last business day prior to the date on which fair market value needs to be determined, or the average of the high and low bids on such day if no sale exists.

Exercise and Payment. An option will become exercisable and vested with respect to 33% of the number of shares of Class A Common Stock subject to the option on the first anniversary of the date of grant of the option. The option to purchase an additional 33% of such shares will become exercisable and vested on each of the two succeeding anniversaries of the date of grant of the option. If an non-employee director dies, becomes incapacitated or retires at or after age 65 or upon certain changes in control of the Company, any option granted to that non-employee director will become exercisable at the time of such death, incapacity or retirement at or after age 65 or change in control with respect to all shares of Class A Common Stock subject thereto. Upon exercise, payment for shares of Class A Common Stock may be made (a) in cash, (b) by surrendering previously acquired shares of Class A Common Stock already owned for more than one year and having a fair market value at the time of exercise equal to the option price or (c) by a combination of these two methods.

Term of Options. The options will expire at the earlier of (i) ten years after the date of grant, (ii) 13 months after the optionee ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65, or (iii) at the time the optionee ceases to serve as a director of the Company for any reason other than death, incapacity, or retirement at or after age 65.

Options granted under the Directors Stock Plan are nontransferable, except by laws or descent or distribution, and are exercisable only while the optionee is serving as director of the Company. However, when service as a director of the Company is terminated by retirement at or after age 65, the options may be exercised within 13 months after the date of retirement at or after age 65. In cases of cessation of service as a director due to death or incapacity, the options may be exercised for up to 13 months after the date of cessation of such service.

Stock in Lieu of Cash Fees. The Directors Stock Plan provides that at the election of a non-employee director, the cash fees payable to such director will be paid to each non-employee director in shares of Class A Common Stock in lieu of cash. The number of shares of Class A Common Stock to be paid in lieu of cash fees will be equal to the amount of such cash fees divided by the fair market value of the Class A Common Stock as determined on the business day on which the cash fees are otherwise being paid. At present, each non-employee director receives a $12,500 annual retainer, $1,500 for each Board meeting attended, $1,500 for each committee meeting that is not held in conjunction with a Board of Directors meeting, and $500 for each telephonic meeting of the Board of Directors (or separate telephonic committee meeting). The Class A Common Stock will be delivered to the non-employee director as soon as practicable after the cash fees would otherwise be payable. The Class A Common Stock will be non-forfeitable upon delivery.

Amendments. Except as otherwise provided by the Board of Directors, the Board may from time to time amend or terminate the Directors Stock Plan without the prior approval of the Company’s stockholders, unless such stockholder approval is required by federal or state law or the rules of any stock exchange on which the Class A Common Stock is listed or unless the Board of Directors determines that stockholder approval is advisable.

Tax Consequences. Generally there will be no income tax consequences to the optionee or the Company when an option is granted under the Directors Stock Plan. When an option is exercised, the excess of the then fair market value of the Class A Common Stock over the option price will constitute ordinary income to the optionee and the Company will be entitled to deduct an equal amount as ordinary business expense.

Upon disposition of the Class A Common Stock by the non-employee director, long-term or short-terms capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the basis for the Class A Common Stock, which will include the amount previously recognized as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares of Class A Common Stock pursuant to the option.

GRANTS MADE SUBJECT TO STOCKHOLDER APPROVAL

As of May 7, 2003, subject to stockholder approval of the Directors Stock Plan and subject to their election as directors of the Company, there will be three individuals who will receive grants of options to purchase a total of 3,600 shares (1,200 shares for each option) of Class A Common Stock as eligible non-employee directors of the Company. The exercise price of these options will be equal to the fair market value of a share of Class A Common Stock on the date of grant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIRECTORS STOCK PLAN. If a choice is specified on the proxy by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” approval of the Directors Stock Plan.

NEW PLAN BENEFITS TABLE

The following table sets forth the number of shares to be issued directly, or underlying options to be granted, to each of the parties named therein pursuant to (i) the 2003 Employee Stock Purchase Plan and (ii) the 2003 Non-Employee Directors Stock Option and Award Plan:

NEW PLAN BENEFITS

			2003 Non-Employee
	2003 Employee		Directors Stock
	Stock Purchase		Award and Option
	Plan		Plan

		Number			Number
	Dollar	of	Dollar		of
Name and Position	Value ($)	Options	Value ($)		Options

Patrick E. Quinn	(2)	(2)	None		None
Co-Chairman, President
and Treasurer
Max L. Fuller	(2)	(2)	None		None
Co-Chairman, Vice President
and Secretary
Ray M. Harlin	(2)	(2)	None		None
Executive Vice President
and Chief Financial Officer
Cort J. Dondero	None	None	None		None
Executive Vice President
And Chief Operating Officer(1)
E. William Lusk, Jr.	(2)	(2)	None		None
President —
Xpress Global Systems, Inc.
Jeffrey S. Wardeberg	(2)	(2)	None		None
Executive Vice President —
Operations
All Executive Officers, As a Group	(2)	(2)	None		None
All Non-Executive Directors, As a Group	None	None	(3	)(4)	3,600(3)(4)
All Non-Executive Officer Employees, as a Group	(2)	(2)	None		None

(1)	Mr. Dondero resigned on October 31, 2002.

(2)	Because the dollar value and number of shares which may be acquired by employees during each Option Period depends upon (i) the amount of payroll deduction chosen by each employee for each Option Period and (ii) the market price for the Class A Common Stock on the first and last day of each Option Period, it is not possible to determine in advance the dollar value or number of shares which may be acquired by each category of participants described above during each Option Period.

(3)	Each Non-Employee Director will receive an option to purchase 1,200 shares of Class A Common Stock each year on the date when such director is elected or re-elected to the Board, with an exercise price equal to the fair market value of such stock on such date. On April 1, 2003, the most recent practicable date for which data could be obtained prior to the publication of this Proxy Statement, the closing market price reported for the Company’s Class A Common Stock on the Nasdaq National Market was $7.69 per share.

(4)	The number of shares of Class A Common Stock (if any) issued in lieu of cash directors’ fees will depend upon the number of directors who elect during a given year to receive fees in this manner under the Directors Stock Plan, with the number of shares issuable in lieu of each such retainer or Meeting Fee being determined with reference to the fair market value of the Class A Common Stock on the date that such fee is payable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2002 fiscal year:

(c)
Number of securities
remaining available
	(a)		for future issuance
	Number of securities	(b)	under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of the	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
Plan Category	warrants and rights	warrants and rights	(a))

Equity Compensation Plans approved by security holders	837,876	$9.97	750,704
Equity Compensation Plans not approved by security holders(1)	N/A	N/A	N/A

(1)	The Company does not have any equity compensation plans not approved by its stockholders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2004 Annual Meeting must be received by the Company not later than December 11, 2003, for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Max L. Fuller, Secretary, U.S. Xpress Enterprises, Inc., 4080 Jenkins Road, Chattanooga, Tennessee 37421. A stockholder who intends to present a proposal at the 2004 Annual Meeting, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least February 24, 2004, or management of the Company will have discretionary voting authority at the 2004 Annual Meeting with respect to any such proposal without discussion of the matter in the Company’s proxy materials. Proposals of stockholders must comply with the rules and regulations of the Securities and Exchange Commission.

A copy of the U.S. Xpress Enterprises, Inc. annual report on Form 10-K for the year ended December 31, 2002 is being mailed to stockholders with this Notice and Proxy Statement. The Company hereby undertakes to provide to any recipient of this Proxy Statement, upon his or her request and payment of a fee of $0.25 per page to reimburse the Company for its expenses in connection therewith, a copy of any of the exhibits to the annual report on Form 10-K. Requests for such copies should be directed to the Company at its principal executive offices, 4080 Jenkins Road, Chattanooga, Tennessee 37421, Telephone: (423) 510-3000, Attention: Corporate Secretary.

April 9, 2003

ANNEX A

2003 U.S. XPRESS ENTERPRISES, INC.

EMPLOYEE STOCK PURCHASE PLAN

ANNEX A

2003 U.S. XPRESS ENTERPRISES, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.     PURPOSE OF THE PLAN

The purpose of the 2003 U.S. Xpress Enterprises, Inc. Employee Stock Purchase Plan is to encourage stock ownership by eligible employees of U.S. Xpress Enterprises, Inc. (“USXE”) and each of its participating subsidiaries, thereby increasing eligible employees’ personal interest in U.S. Xpress Enterprises, Inc.’s continued success and progress. The Plan is intended to facilitate regular investment in the Class A Common Stock of U.S. Xpress Enterprises, furnishing a convenient means for eligible employees to make stock purchases through payroll deduction. The Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.

2.     DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated herein.

(a) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(b) “Committee” shall mean the Compensation Committee of the Board of Directors of U.S. Xpress Enterprises, Inc. or such other persons as the Board of Directors of U.S. Xpress Enterprises, Inc. appoints as the Committee from time to time pursuant to the requirements of the Plan.

(c) “Common Stock” shall mean U. S. Xpress Enterprises, Inc. Class A Common Stock, par value $.01 per share.

(d) “USXE” shall mean U.S. Xpress Enterprises, Inc. and each Subsidiary Employer. The term “Company” shall include any corporation into which U.S. Xpress Enterprises, Inc. may be merged or consolidated, provided such corporation does not affirmatively disavow the Plan.

(e) “Compensation” shall mean the amount of a Participant’s base salary, before giving effect to any compensation reductions made in connection with any plans described in Sections 401(k) or 125 of the Code.

(f) “Custodian” shall mean any custodian appointed by the Committee pursuant to Section 7 herein to hold the shares of Common Stock purchased under the Plan and to maintain the Investment Accounts.

(g) “Eligible Employee” shall mean an employee of USXE who is eligible to participate in the Plan in any Option Period under the rules set forth in Section 5 herein.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(i) “Exercise Date” shall mean the last trading day of each Option Period; provided however, with respect to any option exercised pursuant to Section 5(e) or Section 5(f), the term shall mean the date specified in Section 5(e) or Section 5(f), as applicable.

(j) “Exercise Price” shall mean, for each share of Common Stock purchased on an Exercise Date hereunder, the lesser of (i) eighty-five percent (85%) of the Fair Market Value of such share on such Exercise Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such share on the Grant Date for the applicable Option Period.

(k) “Fair Market Value” of a share of Common Stock with respect to any trading day shall be (i) the closing sales price on such day of a share of Common Stock as reported on the consolidated tape for the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the last sale price as reported on The NASDAQ National Market or (iii) if no sales occurred on such day, the average of the closing bid and ask prices on such day, as reported on the National Association of Securities Dealers Automated Quotation System or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(l) “Grant Date” shall mean the first trading day of each Option Period.

(m) “Investment Account” shall mean a separate account maintained by USXE or the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant and held for such Participant.

(n) “Option Period” shall mean each successive period of six (6) months (i) commencing on January 1 and ending on June 30 and (ii) commencing on July 1 and ending on December 31. The first Option Period shall commence on July 1, 2003 and end on December 31, 2003.

(o) “Participant” shall mean, with respect to any option Period, each Eligible Employee who has elected to have amounts deducted from his compensation pursuant to Section 6(a)(i) herein for such Option Period.

(p) “Plan” shall mean the 2003 U.S. Xpress Enterprises, Inc. Employee Stock Purchase Plan.

(q) “Statutory Insider” shall mean any individual subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to USXE, and any other person so designated by resolution of the Board of Directors of USXE.

(r) “Subsidiary Employer” means a subsidiary (within the meaning of Section 424(f) of the Code) of U.S. Xpress Enterprises, Inc. other than a subsidiary whose employees have not been permitted by the Board of Directors of USXE to participate in the Plan, or which has terminated its participation in or withdrawn from the Plan.

3.     COMMON STOCK RESERVED FOR THE PLAN

There shall be reserved for issuance under the Plan a total of five hundred thousand (500,000) shares of Common Stock, subject to adjustment as provided in Section 11 herein. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares (whether acquired in the open market or otherwise) or both.

4.     ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the authority, consistent with the Plan, to determine the eligibility of an employee to participate in the Plan, to construe, interpret and enforce the terms of the Plan in good faith, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding for all purposes under the Plan. The Plan shall be administered at the expense of USXE.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and USXE shall indemnify and hold harmless each member of the Committee, and each other director or employee of USXE to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of USXE.

5.     ELIGIBILITY

(a) Only employees of USXE shall be eligible to participate in the Plan during each Option Period; provided however, the following shall not be eligible to participate in the Plan:

(i) an employee whose date of commencement of employment with USXE is less than one (1) year prior to the Grant Date for such Option Period;

(ii) an employee whose customary employment is less than twenty (20) hours per week;

(iii) an employee whose customary employment is for not more than five (5) months per calendar year;

(iv) an employee who, on the Grant Date for such Option Period, owns (within the meaning of Sections 423(b)(3) and 424(d) of the Code) securities possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of USXE, including Common Stock which such employee would be entitled to purchase on such Grant Date but for this Section 5(a)(iv); and

(v) an employee who is not a citizen of the United States and who is not permitted to participate in the Plan under applicable foreign law.

(b) Notwithstanding any provision in the Plan to the contrary, if any employee who elects pursuant to Section 6 herein to authorize USXE to deduct any amounts from his Compensation for any Option Period becomes an employee described in clause (iv) of Section 5(a) herein prior to the Exercise Date for such amounts, then USXE shall not apply such amounts to purchase any Common Stock under the Plan pursuant to such election, and such amounts shall be returned to such employee as soon as practicable following such Exercise Date, with no interest credited thereto.

(c) Notwithstanding any provision in the Plan to the contrary, if any employee who elects pursuant to Section 6 herein to authorize USXE to deduct any amounts from his Compensation for any Option Period ceases to be an employee of USXE for any or no reason (except for termination by reason of death, retirement as described in Section 5(e) or disability as described in Section 5(f)) prior to the Exercise Date for such amounts, then (i) no amounts shall be deducted from such employee’s Compensation after the date of such termination of employment, (ii) USXE shall not apply any amounts deducted during such Option Period to purchase Common Stock under the Plan, and any such amounts shall be returned to such employee as soon as practicable following the Exercise Date for such amounts, with no interest credited thereto, and (iii) such employee shall not be eligible to participate in the Plan for any Option Period commencing after the date of such termination of employment.

(d) If a Participant should die while employed by USXE, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Investment Account by notifying USXE in writing prior to the Exercise Date in the Option Period during which the Participant died. In the event no election to withdraw is made on or before the Exercise Date, the balance accumulated in the deceased Participant’s Investment Account shall be used to purchase shares of Common Stock in accordance with Section 7. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

(e) If a Participant should retire from the employment of USXE at or after attaining age sixty-two (62), no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Investment Account by notifying USXE in writing prior to the earlier of: (i) the last day of the Option Period or (ii) three months after the date on which the Participant retired. In the event no election to withdraw is made within such period, Participant shall have no further withdrawal rights, shall be deemed to have exercised his option on the last day of such period and the balance accumulated in the retired Participant’s Investment Account shall be used to purchase shares of Common Stock in accordance with Section 7, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

(f) If a Participant should terminate employment with USXE on account of disability (as determined by reference to the definition of “disability” in any then current stock option plan of USXE under which incentive stock options may be granted or in the absence of such a definition, as reasonably determined by the Committee) no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Investment Account by notifying USXE in writing prior to the earlier of: (i) the last day of the Option Period or (ii) three months after the date the Participant became disabled. In the event no election to withdraw is made within such period, Participant shall have no further withdrawal rights, shall be deemed to have exercised his option on the last day of such period and the balance accumulated in the disabled Participant’s Investment Account shall be used to purchase shares of Common Stock in accordance with Section 7, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

(g) If the stock of a corporation is acquired by USXE or a Subsidiary Employer so that the acquired corporation becomes a subsidiary within the meaning of Section 424(f) of the Code, or if such a subsidiary is created, the subsidiary in either case shall automatically become a Subsidiary Employer and its employees shall become eligible to participate in the Plan on the first Grant Date for the next Option Period after the acquisition or creation of the subsidiary, as the case may be. In the case of an acquisition, credit shall be given to employees of the acquired subsidiary for service with such corporation prior to the acquisition for purposes of Section 5(a)(i) hereof. Notwithstanding the foregoing, the Board of Directors of USXE may by appropriate resolutions (i) provide that the acquired or newly created subsidiary shall not be a

Subsidiary Employer, (ii) specify that the acquired or newly created subsidiary will become a Subsidiary Employer on a date other than the first Grant Date for the next Option Period after the acquisition or creation, or (iii) attach any conditions whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created subsidiary.

6.     PARTICIPATION

(a) Regular Payroll Contributions:

(i) Each Eligible Employee shall be furnished a summary of the Plan and an enrollment form and may elect to participate in the Plan for such Option Period, effective on the Grant Date for such Option Period, by completing the enrollment form provided by USXE and returning it to USXE on or prior to the fifteenth (15th) day of the month preceding the month in which such Option Period commences. For each Option Period during which an Eligible Employee elects to participate in the Plan, such Eligible Employee shall authorize USXE to deduct through a payroll deduction an exact number of dollars per month, but not less than $20.00 per month, or $5.00 per pay period; provided, however, that the total amount for such Option Period shall not exceed ten percent (10%) of such Eligible Employee’s Compensation for such Option Period. Deductions shall be made in each regular payroll period during such Option Period.

(ii) Subject to Section 6(a)(iii) herein, after the last date for making a participation election described in Section 6(a)(i) herein for any Option Period, a Participant shall not be entitled to increase or reduce the amount of Compensation deducted from his Compensation for such Option Period. A Participant may elect to reduce or increase the amount of his Compensation deducted pursuant to the Plan effective for an Option Period by filing a new enrollment form not later than the last date for making a participation election described in Section 6(a)(i) for such Option Period.

(iii) A Participant may elect to reduce the amount of his Compensation deducted pursuant to the Plan to zero, effective for any payroll period beginning after the last date for making a participation election described in Section 6(a)(i) herein for any Option Period, by the filing of a suspension form in the form provided by USXE. A participant making a termination election under this Section 6(a)(iii) shall be deemed to have terminated his participation in the Plan and may not commence participation in the Plan again until the Grant Date of the Option Period immediately following the Option Period in which such termination occurs (or, in the case of a Participant who is a Statutory Insider, the Grant Date that is at least six (6) months after the date that is the later of the date of his discontinuance of contributions or (if applicable) the date of his withdrawal of the balance of his contributions) by filing a new enrollment form pursuant to the requirements of Section 6(a)(i) herein.

(b) A Participant shall automatically continue to participate in the Plan at the same amount of deductions until the Participant makes an election described in Section 6(a)(ii) or (iii) herein.

(c) No interest will be paid on any amounts of Compensation deducted under the Plan; provided, however, USXE, in its sole discretion, may set such amounts aside in a separate account with the Custodian which shall bear interest at a rate specified from time to time by USXE and any such interest shall be used by USXE to defray Plan expenses.

(d) Any election permitted by this Section 6 shall be made in writing in the form determined by the Committee from time to time. The time by which an election must be made as provided herein shall be subject to change by the Committee.

(e) All Participants shall have the same rights and privileges under this Plan, except as stated above with respect to the maximum percentage of Compensation which a Participant may contribute to the Plan.

7.     ISSUANCE OF OPTIONS; PURCHASES

On the Grant Date of each Option Period, each Participant shall be deemed to receive an option to purchase shares of Common Stock at the Exercise Price for such Option Period with the number of shares determined as provided in this section 7, subject to the maximum number of shares specified in Section 8. All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Investment Account or which are otherwise terminated under the provisions of this Plan. All amounts deducted pursuant to Section 6 hereof from a Participant’s Compensation during an Option Period, together with any interest credited thereon pursuant to Section 6(c) hereof and any cash dividends which may have been declared and paid by USXE on shares of Common Stock held in a Participant’s Investment Account, shall be applied by the Committee on the Exercise Date for such Option Period to purchase from USXE the maximum number of whole shares of Common Stock determined by dividing the Exercise Price into the balance of the Participant’s Investment Account. Any money remaining in a Participant’s Investment Account representing a fractional share shall remain in his Investment Account to be used in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash. The Committee may elect to appoint the Custodian for the Plan to hold all shares purchased under the Plan and to maintain a separate Investment Account for each Participant, to which purchases for such Participant and dividends on the Common Stock purchased shall be credited. Each Participant shall receive a statement as soon as practicable after the termination of each Option Period reflecting purchases for his account under the Plan through the date of such termination.

8.     LIMITATION ON THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE PURCHASED

Notwithstanding any provision to the contrary in the Plan, no right to purchase Common Stock under the Plan shall permit an employee to purchase stock, together with any stock which such employee has a right to purchase under all other “employee stock purchase plans” (within the meaning of Section 423 of the Code) maintained by USXE, at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the Grant Date for the Option Period during which each such share of Common Stock is purchased) for each calendar year in which the right is outstanding at any time. The maximum number of shares of Common Stock which may be purchased on any Exercise Date by any Participant hereunder shall be one thousand two hundred fifty (1,250) shares.

9.     RIGHTS AS A SHAREHOLDER; HOLDING PERIOD

(a) From and after the Exercise Date on which shares of Common Stock are purchased by a Participant under the Plan, such Participant shall have all of the rights and privileges of a shareholder of USXE with respect to such shares. A Participant shall be entitled to direct USXE, or if a Custodian has been appointed, the Custodian, to transfer to him a certificate representing all or any portion of the shares of Common Stock purchased by him hereunder. Once a share certificate has been issued to a Participant, the shares of Common Stock represented by such certificate shall no longer be treated as being held in the Participant’s Investment Account.

(b) Prior to the Exercise Date on which shares of Common Stock are purchased by a Participant, such Participant shall not have any rights as a shareholder of USXE with respect to such shares. Each Participant shall be a general unsecured creditor of USXE to the extent of any amounts deducted under the Plan from such Participant’s Compensation during the period prior to the Exercise Date on which such amounts are applied to the purchase of Common Stock or the returns of such amounts to the Participant.

(c) Participants (other than Statutory Insiders) may direct the Custodian to cause any certificates representing all or any portion of the shares of Common Stock purchased by him hereunder to be issued jointly with the right of survivorship to the Participant and any other individual chosen by the Participant or to the Participant as custodian for the Participant’s child under the Gift to Minors Act.

(d) Notwithstanding any other provision in the Plan to the contrary, no shares of Common Stock may be issued if USXE shall determine that such issuance would violate federal or state securities laws.

(e) Unless otherwise determined by the Committee, no Participant (or former Participant) shall sell or otherwise dispose of any shares of Common Stock acquired under this Plan prior to one year after the Exercise Date. If a Participant sells or otherwise disposes of any shares of Common Stock acquired under this Plan, such Participant (or former Participant) must notify USXE immediately in writing concerning such disposition. Any Participant who transfers shares in violation of this rule shall no longer be eligible to participate in this Plan. All shares issued pursuant to this Plan shall bear an appropriate restrictive legend.

10.     RIGHTS NOT TRANSFERABLE

No Participant may transfer, assign, pledge, hypothecate or otherwise dispose of any rights granted under this Plan, except as provided by will or the applicable laws of descent and distribution, and no rights under this Plan shall be subject to execution, attachment or similar process by a Participant’s creditors. Any such attempted disposition of rights under the Plan, or levy of attachment or similar process upon such rights not specifically permitted herein shall be null and void and without effect. Rights under this Plan may be exercised only by the Participant during his lifetime, or by his estate or by the person acquiring such rights upon the Participant’s death by bequest or inheritance.

11.     ADJUSTMENT FOR CHANGES IN COMMON STOCK

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock which may be purchased under the Plan, and the maximum number of shares that may be purchased by any Participant on any Exercise Date pursuant to the last sentence of Section 8 hereof, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock which may be purchased under the Plan as the Committee may deem appropriate.

12.     AMENDMENT OF THE PLAN

The Board of Directors of USXE may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of a majority of the votes cast at a duly held meeting of the shareholders of USXE at which a quorum representing a majority of all outstanding voting stock of USXE is, either in person or by proxy, present and voting on the Plan, no amendment shall be made to (a) increase the total number of shares of Common Stock which may be purchased under the Plan (except as provided in the first sentence contained in Section 11 herein), (b) extend the duration of the Plan, (c) reduce the purchase price of Common Stock hereunder (except as provided in Section 11 herein), (d) materially increase the benefits accruing to Statutory Insiders under the Plan or (e) change the requirements as to eligibility for participation in the Plan. No action by the Board of Directors under this Section may adversely affect any rights granted hereunder without the consent of the holder thereof.

13.     GOVERNMENT AND OTHER REGULATIONS

(a) The Plan and the purchase of Common Stock hereunder shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any regulatory or government agency as may, in the opinion of counsel for USXE, be required.

(b) The Plan and the purchase of Common Stock hereunder shall be subject to all rules and regulations promulgated by the Committee regarding purchases and sales of Common Stock.

14.     SHAREHOLDER APPROVAL

If the Plan is not approved by the shareholders of USXE within twelve (12) months before or after the date the Plan is adopted by the Board of Directors of USXE, the Plan and all options thereunder shall terminate, the balance in each Participant’s Investment Account shall be refunded in cash as promptly as possible, and all rights and obligations hereunder shall be void ab initio.

15.     EFFECTIVE DATES OF THE PLAN

(a) Subject to Section 14 above, the Plan shall become effective on July 1, 2003, in accordance with applicable law, the requirements of Section 423 of the Code and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act.

(b) The Plan and all rights hereunder shall terminate on the earlier to occur of:

(i) the date on which no Common Stock remains reserved for issuance under the Plan with respect to future deductions pursuant to the Plan; or

(ii) the termination of the Plan by the Board of Directors of USXE.

In the event that the Plan is terminated under circumstances described in clause (i) above, reserved shares remaining as of the termination date shall be allocated to Participants on a pro rata basis based on the amounts deducted from their Compensation during the Option Period in which such termination occurs and prior to the termination date. In the event the Plan is terminated under circumstances described in clause (ii) above, the Committee may, at its discretion, provide that (i) amounts deducted pursuant to the Plan and not yet applied to purchase shares of Common Stock shall be returned to the Participants whose Compensation such amounts were deducted from, together with a cash payment equal to 15% of such amounts or (ii) a special Exercise Date shall occur prior to such termination on which date amounts deducted pursuant to the Plan and not yet applied to purchase shares of Common Stock will be applied to purchase shares of Common Stock.

16.     COMPLIANCE WITH SECTION 423, RULE 16B-3 AND OTHER APPLICABLE LAW

USXE intends that the rights granted and Common Stock issued hereunder shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and the regulations thereunder. No such rights or shares shall be issued unless counsel for the Company is satisfied that such issuance will be in compliance with all applicable requirements of Federal, state, local and foreign laws and regulations, including any requirements of the Nasdaq National Market of the National Association of Securities Dealers or of any other exchange or market on which the Common Stock is then traded. Additionally, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or with Code Section 423 (as applicable), such provision shall be deemed null and void to the extent required to permit such compliance. The Plan shall be deemed to include any provisions necessary at any point in time to permit the Plan to continue to comply with Rule 16b-3 and with Section 423 of the Code. All applicable provisions of Rule 16b-3 and of Section 423 of the Code, as in effect from time to time, are hereby incorporated herein by reference to the extent necessary in order to effectuate such intent.

17.     MISCELLANEOUS

(a) Nothing in this Plan shall be construed to constitute a contract of employment between USXE and any employee or to be an inducement for the employment of any employee. Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the service of USXE or to interfere with the right of USXE to discharge any employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

(b) The rights and powers of USXE shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of USXE to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(c) For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

(d) The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the regulations promulgated thereunder.

(e) Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

(f) If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

IN WITNESS WHEREOF, USXE has adopted this Plan effective April 1, 2003, subject to approval by the shareholders of USXE on or before the expiration of the time period specified in Section 14.

ANNEX B

U.S. XPRESS ENTERPRISES, INC.

2003 NON-EMPLOYEE

DIRECTORS STOCK AWARD AND OPTION PLAN

1.     PURPOSE

The purpose of this Plan is to (1) encourage ownership of Company Sock by non-employee directors and thereby align such directors’ interests with those of the stockholders of U.S. Xpress Enterprises, Inc. (“USXE”), and (2) assist USXE in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of USXE by affording such persons an opportunity to acquire Stock.

2.     DEFINITIONS

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means USXE’s Board of Directors as constituted from time to time.

(b) “Change of Control” means the acquisition by any person of the ownership of or right to vote 50% or more of USXE’s outstanding voting stock. For purposes of this paragraph, a “person” shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and “affiliate” and “associate” shall have the meanings given to them in Rule 12b-2 of the Exchange Act.

(c) “Company” means U.S. Xpress Enterprises, Inc., a Nevada corporation, or any successor thereto by merger, consolidation, or statutory share exchange.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

(e) “Fair Market Value” of Stock means the closing sales price as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

(f) “Meeting Fees” means fees payable to a non-employee director of USXE for attendance at meetings of the Board or committees of the Board.

(g) “Option” means the right, granted to a Participant under Section 6, to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 6(b) of this Plan.

(h) “Option Price” means an amount per share of Stock purchasable under an Option equal to 100% of the Fair Market Value of the Stock determined on the date of grant of an Option, to be payable upon exercise of such Option.

(i) “Participant” means a non-employee director who is eligible to receive, and is granted, Options or Stock under the Plan.

(j) “Plan” means this 2003 Non-Employee Directors Stock Award and Option Plan.

(k) “Retainer” means the annual amount of retainer payable to a non-employee director of USXE for a full year’s service on the Board and shall exclude meeting fees payable for attendance at meetings of the Board or committees for that year.

(l) “Stock” means the Class A Common Stock of USXE, par value $.01 per share.

3.     NUMBER AND SOURCE OF SHARES AVAILABLE UNDER THE PLAN

The total number of shares of Stock reserved and available for issuance under the Plan is 50,000 subject to adjustment as provided in Section 8 below. Such shares may be previously issued and outstanding shares of Stock reacquired by USXE and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for purposes of the Plan. The foregoing notwithstanding, the counting of shares of Stock issued or subject to Options under the Plan against the number reserved and available for issuance under the Plan shall in all respects comply with applicable requirements of Rule 16b-3 under the Exchange Act.

4.     ADMINISTRATION OF THE PLAN

The Plan will be administered by the Board, provided that any action by the Board will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

5.     ELIGIBILITY

Each director of USXE who, on any date on which an Option or Stock is to be granted (as specified in Sections 6 and 7 of the Plan), is not an employee of USXE or any parent or subsidiary of USXE or an employee who has retired under USXE’s or any such parent’s or subsidiary’s retirement income or pension plan, will be eligible to receive Options or Stock under the Plan. The foregoing notwithstanding, no director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by USXE will be eligible to participate in the Plan. No person other than those specified in this Section 5 will participate in the Plan.

6.     STOCK OPTIONS

An Option to purchase 1,200 shares of Stock will be granted each year at the close of business on the date on which directors (or a class of directors if USXE then has a classified Board) are elected or reelected, to each director who is then eligible to participate under Section 5 hereof; provided, however, that a director shall not be granted Options to purchase more than 2,400 shares during any one calendar year under the Plan. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

(a) Option Price. The Option Price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock determined on the date of grant of the Option.

(b) Option Term; Termination of Service. Each Option will expire at the earlier of (i) ten years after the date of grant, (ii) 13 months after the Participant ceases to serve as a director of USXE due to death, incapacity, or retirement at or after age 65, or (iii) at the time the Participant ceases to serve as a director of USXE for any reason other than death, incapacity, or retirement at or after age 65.

(c) Exercisability. An Option shall be or become cumulatively exercisable (in whole or in part and from time to time) based upon the anniversary of the date of grant of the Option. An Option shall be or become immediately exercisable according to the following table:

Percent of Shares Subject to	Anniversary of
Option Which Are Exercisable	Date of Grant

100%	3
66%	2
33%	1

Notwithstanding the foregoing, an Option previously granted to a Participant who ceases to serve as a director of USXE due to death, incapacity, or retirement at or after age 65 or upon a Change in Control will become exercisable with respect to all shares of Stock subject thereto at the time such Participant ceases to serve as a director of USXE (if such Option is not otherwise exercisable as to all such shares of Stock at that time) or upon the Change in Control.

(d) Method of Exercise. Each Option will be exercised, in whole or in part, by giving written notice of exercise to USXE specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the Option Price in cash (including by check) or by surrender of shares of Stock of USXE acquired by the Participant at least one year prior to the exercise date and having a Fair Market Value at the time of exercise equal to the Option Price, or a combination of a cash payment and surrender of such Stock. The cash proceeds from such payment will be added to the general funds of USXE and will be used for its general corporate purposes. Any shares of previously acquired Stock tendered to USXE in payment of the Option Price will be added by USXE to its treasury stock to be used for its general corporate purposes. As soon as practicable after the receipt of written notice and payment, USXE will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to the Participant or such other person certificates for the requisite number of shares of Stock.

(e) Non-transferability of Options. Options will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death) and, if then required under Rule 16b-3, will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. Certain additional restriction on transferability may apply under Section 10(c) hereof.

(f) Death of a Participant. In the event of the death of a Participant (i) while serving as a director of USXE, (ii) within the 13-month period specified in Section 6(b) after cessation of service as a director by reason of disability or retirement, any Option theretofore granted to such Participant may be exercised by the estate of the Participant or by any person to whom the Participant may have bequeathed the Option or whom the Participant may have designated to exercise the Option under the Participant’s last will or in a beneficiary designation filed with the Secretary of USXE, or by the Participant’s personal representatives if the Participant has died intestate, at any time within a period of one year after the Participant’s death, but not after ten years from the date of grant of such Option.

7.     STOCK IN LIEU OF CASH RETAINER AND MEETING FEES

At the option of a Participant exercised by delivering written notice to USXE in advance of each fiscal year, Stock will be paid to each participant in lieu of cash in the amount of the Retainer and Meeting Fees for such year to the extent and subject to the terms and conditions set forth below. Each such option exercise shall be effective for the Retainer and Meeting Fees payable to such Participant in the succeeding fiscal year.

(a) Stock Payment. The number of shares of Stock to be paid under this Section 7 will be equal to (i) the amount of the annual Retainer divided by (ii) the Fair Market Value of Stock as determined in the first business day of that fiscal year and (i) the amount of Meeting Fees divided by (ii) the Fair Market Value of the Stock on the date of applicable Board meeting (or Committee meeting, in the case of Meeting Fees payable for a Committee meeting not held in conjunction with a Board meeting). No fractional shares of Stock will be granted; instead, the cash remainder will be paid to the Participant. As promptly as practicable after the first business day of the fiscal year in the case of the payment of Stock in lieu of the Retainer and after the applicable meeting date in the case of the payment of Stock in lieu of Meeting Fees, USXE will deliver to the Participant one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse).

(b) Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of the Retainer in cash will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of USXE. Upon delivery, such Stock will be nonforfeitable.

8.     ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, re-purchase, exchange of shares or other securities of USXE, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants’ rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Stock to be subject to Options thereafter granted automatically under Section 6, and (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, or the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number.

9.     CHANGES TO THE PLAN AND AWARDS

(a) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or pay Stock under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of USXE’s stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Option or Stock theretofore granted or paid to him or her hereunder.

(b) Changes to Outstanding Awards. Except as limited under Section 10(d), the Board may amend, alter, suspend, discontinue, or terminate any Option theretofore granted hereunder and any agreement relating thereto or any payment of Stock hereunder provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any Option or Stock theretofore granted or paid to him or her or any agreement relating thereto.

10.     GENERAL PROVISIONS

(a) Consideration for Grants; Agreements. Options and Stock will be granted or paid under the Plan in consideration of the services of Participants and, except for the payment of the Option Price in the case of an Option, no other consideration shall be required therefore. Grants of Options will be evidenced by agreements executed by USXE and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

(b) Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations. USXE will not be obligated to issue or deliver Stock in connection with any Option or payment of Stock under Section 7 in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law, subject to any requirement under any listing agreement between USXE and the Nasdaq Stock Market or any other national securities exchange or automated quotation system, or subject to any other law, regulation, or contractual obligation, until USXE is satisfied that such laws, regulations, and other obligations of USXE have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of USXE, including any requirement that a legend or legends be placed thereon.

(c) Additional Restrictions under Rule 16b-3. Unless a Participant could otherwise transfer Stock issued under Section 7 or Stock issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, (I) Stock issued under Section 7 must be held for at least six months from the date of acquisition by the Participant, and (ii) with respect to Stock issued upon exercise of Options, at least six months must elapse from the date of acquisition of the Option to the date of disposition of the Stock issued upon exercise of the Option. These restrictions will apply in addition to any other restriction under the Plan.

(d) Compliance with Rule 16b-3. It is the intent of USXE that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or payment of Stock to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an Option or Stock does not comply with the requirements of Rule 16b-3 as then applicable to any such person, or would cause any Participant to no longer be deemed a “Non-Employee Director” within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Participant’s transactions under the Plan to be not exempt, or Participants to no longer be deemed “Non-Employee Directors,” under Rule 16b-3 under the Exchange Act.

(e) Continued Service as an Employee. If a Participant ceases serving as a director and, immediately thereafter, is employed by USXE or any subsidiary, then, solely for purposes of Section 6(b) of the Plan, such

Participant will not be deemed to have ceased service as a director at that time, and his or her continued employment by USXE or any subsidiary will be deemed to be continued service as a director; provided, however, that such former director will not be eligible for additional grants of Options or payments of Stock under the Plan.

(f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of USXE.

(g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a stockholder of USXE unless and until shares of Stock are in fact issued to such Participant upon the valid exercise of an Option or upon the Payment of Stock.

(h) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

11.     EFFECTIVE DATE AND DURATION OF PLAN

The Plan will be effective at the time stockholders of USXE have approved it by the affirmative votes of the holders of a majority of the securities of USXE present in person or represented by proxy, and entitled to vote at a meeting of Company stockholders duly held in accordance with the Nevada General Corporation Law, or any adjournment thereof, or by the written consent of the holders of a majority of the securities of USXE entitled to vote in accordance with applicable provisions of the Nevada General Corporation Law. The Plan will remain in effect until such time as the Board may act to terminate the Plan pursuant to Section 9(a), or until such time as no Stock remains available for issuance under the Plan and USXE has no further rights or obligations under the Plan with respect to Options or Stock granted or paid under the Plan.

4080 Jenkins Road
Chattanooga, Tennessee 37421

DETACH HERE

PROXY

U.S. XPRESS ENTERPRISES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of U.S. XPRESS ENTERPRISES, INC. appoints Max L. Fuller and Patrick E. Quinn and each of them as proxies, with full power of substitution, to vote all of the shares of Class A and Class B Common Stock outstanding in the name of the undersigned at the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at the Company’s Corporate Offices, 4080 Jenkins Road, Chattanooga, Tennessee at 10:00 a.m., Eastern Daylight Time, May 7, 2003, and any adjournment or adjournments thereof, on all matters that may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

U.S. XPRESS ENTERPRISES, INC.

c/o LaSalle Bank 1355 South LaSalle Street Corporate Trust Operations, Suite 1811 Chicago, Illinois 60603

DETACH HERE

☒	Please mark votes as in this example.
You are urged to cast your vote by marking the appropriate boxes. PLEASE NOTE THAT UNLESS A CONTRARY DISPOSITION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4.

1.	The election of seven Directors for the ensuing year. Nominees: (01) Robert J. Sudderth, Jr., (02) Max L. Fuller, (03) Ray M. Harlin, (04) Patrick E. Quinn, (05) James E. Hall, (06) Jeffrey S. Wardeberg, (07) John W. Murrey, III

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as noted above

2.	Ratification of the appointment of Ernst & Young LLP as independent public accountants for 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the 2003 Employee Stock Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of the 2003 Non-Employee Directors Stock Award and Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

IMPORTANT: Please sign your name or names exactly as shown hereon and date your proxy in the blank space provided hereon. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

SIGNATURE                                    DATE: